UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 29, 2006

Starwood Hotels & Resorts Worldwide, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-7959	52-1193298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1111 Westchester Avenue, White Plains, New York		10604
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(914) 640-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2006, Starwood Hotels & Resorts Worldwide, Inc. (the "Company") entered into the Second Amendment to the Credit Agreement, dated as of February 10, 2006, among the Company, various Lenders, Deutsche Bank AG New York Branch, as Administrative Agent, and the other parties thereto. Pursaunt to the second amendment, among other things, the Company extended the committment for $300 million in additional capacity for up to one year.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information conrained in Item 1.01 concerning the Company's direct financial obligations is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Second Amendment, dated as of June 29, 2006, to the Credit Agreement, dated as of February 10, 2006, among Starwood Hotels & Resorts Worldwide, Inc., various Lenders, Deutsche Bank AG New York Branch, as Administrative Agent, and the other parties thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starwood Hotels & Resorts Worldwide, Inc.

July 6, 2006	By:	Jared T. Finkelstein

Name: Jared T. Finkelstein
Title: Assistant Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Second Amendment, dated as of June 29, 2006, to the Credit Agreement, dated as of February 10, 2006, among Starwood Hotels & Resorts Worldwide, Inc., various Lenders, Deutsche Bank AG New York Branch, as Administrative Agent, and the other parties thereto.